Exhibit 10.7(b)

                             AMENDMENT NO. 1 TO THE
                     CIGNA EXECUTIVE SEVERANCE BENEFITS PLAN

     Under Section 4.1 of the CIGNA Executive Severance Benefits Plan (the "Plan"), CIGNA Corporation has retained the right to amend the Plan. CIGNA Corporation wishes to amend the Plan to change the severance benefits payable to executives terminated following a Change of Control (as defined in the Plan) and to permit Plan changes following a Change of Control with the consent of affected executives.

     Effective February 23, 2000, CIGNA Corporation amends the Plan as follows:


1.        Section 1.19 is amended entirely as follows:

1.19 "Termination upon a Change of Control" means the termination upon or within two (2) years following a Change of Control of a Participant's employment with CIGNA (a) initiated by CIGNA or a successor, other than a Termination for Cause, or (b) initiated by the Participant after determining in the Participant's reasonable judgment that there has been a material reduction in the Participant's authority, duties or responsibilities, any reduction in the Participant's compensation, or any changes caused by CIGNA or successor in the Participant's principle office location of more than thirty-five (35) miles from its location on the date of the Change of Control. Participant shall have notified the Executive Vice President - Human Resources and Services or the Chief Executive Officer in writing that he has experienced a material reduction, and shall describe the event that he believes constitutes a material reduction. The written explanation of reduction must be delivered within 30 calendar days after such reduction and at least two weeks before termination.


2.        New Section 1.20 is added at the end Article 1:

1.20 "Covered Senior Executive" means the following Covered Executives: the Chief Executive Officer of CIGNA Corporation, the Chief Operating Officer of CIGNA Corporation and the President (or other chief officer) of each CIGNA Corporation operating and staff division if the Covered Executive reports directly to either the Chief Executive Officer or the Chief Operating Officer of CIGNA Corporation.


3.        Sections 3.3 and 3.4 are amended entirely as follows:

3.3 Basic Severance Pay. Instead of Basic Severance Pay under Schedule II of the Severance Pay Plan, a Terminated Participant's Basic Severance Pay shall be calculated and paid as follows:

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          (a)  Basic Severance Pay shall equal the Terminated Participant's base salary rate, stated in weekly terms, multiplied by 156 weeks for Covered Senior Executives and 104 weeks for all other Covered Executives. The "base salary rate" shall be the Terminated Participant's base salary rate immediately before the Termination of Employment Date or on the date of the Change of Control, whichever rate is higher.

          (b) Unless the Terminated Participant elects a lump sum payment, Basic Severance Pay shall be paid to Covered Senior Executives in 78 equal biweekly installments over 156 weeks and to other Covered Executives in 52 equal biweekly installments over 104 weeks.

3.4       Supplemental Severance Pay.

          (a) Instead of Supplemental Severance Pay under Schedule II of the Severance Pay Plan, a Terminated Participant's Supplemental Severance Pay shall be the product of the Base Amount described in paragraph 3.4(b) and the applicable Multiplier described in paragraph 3.4(c).

          (b)  The Base Amount shall be the higher of:

               (1)  the  last  bonus   actually   received  by  the   Terminated
                    Participant; or

               (2) the amount of the Target Award that was applicable to the Terminated Participant immediately preceding the Change of Control. "Target Award" means (A) the target bonus award established by the Board or Committee for determining appropriate levels of incentive compensation payments under the CIGNA Management Incentive Plan or the CIGNA Executive Incentive Plan or (B) for any position for which no such target award has been established, the median level of annual incentive compensation paid for executives in comparable positions by a group of competitor companies, which median level has been approved by the Board or Committee.

          (c)  The Multiplier shall be:

               (1)  300% for Covered Senior Executives; and

               (2)  200% for all other Covered Executives.

          (d) Supplemental Severance Pay shall be paid to the Terminated Participant in 52 equal bi-weekly installments over a two-year period, unless the Terminated Participant elects a lump sum payment.

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4.        Section 4.1 is amended entirely as follows:

4.1 Amendment; Termination. This Plan may be amended, modified or terminated by the Board or Committee, in the sole and absolute discretion of either, at any time, prior to 6 months before a Change of Control. For the period beginning 6 months before and ending two years following a Change of Control, no amendment, modification or termination which would adversely affect a Participant in any manner may be made without the express written consent of that Participant.


CIGNA Corporation causes this Amendment No. 1 to the CIGNA Executive Severance Benefits Plan to be executed on February 23, 2000, by its duly authorized officer.


Attest:                                    CIGNA CORPORATION

/s/ Carol J. Ward                          By: /s/ H. Edward Hanway
--------------------------                 ------------------------
Carol J. Ward                              H. Edward Hanway
Corporate Secretary                        President and Chief Executive Officer




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